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                                                                     EXHIBIT 4.1

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                             NABORS HOLDING COMPANY
                (successor by merger of POOL ENERGY SERVICES CO.)

                                       and

                           THE GUARANTORS NAMED HEREIN

                                       and

                             NABORS INDUSTRIES, INC.


                                  $150,000,000


                    8 5/8% Senior Subordinated Notes due 2008


                          THIRD SUPPLEMENTAL INDENTURE

                          Dated as of February 14, 2000


                                 HSBC BANK USA,

                                   AS TRUSTEE



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         This THIRD SUPPLEMENTAL INDENTURE, dated as of February 14, 2000, is among Nabors Holding Company, a Delaware corporation (successor by merger of Pool Energy Services Co., a Texas corporation) ("NHC" or the "Company"), Nabors Industries, Inc. ("Nabors" or the "Parent Guarantor"), a Delaware corporation and parent corporation of the Company, Associated Petroleum Services, Inc., International Air Drilling Company, Kuukpik-Pool Arctic Alaska, Pool Alaska, Inc., Pool Americas, Inc., Pool-Australia, Inc., Pool Company, Pool Company Texas, Ltd., Pool International, Inc., Pool Well Services Co., PCNV, Inc., PTX, Inc., Sea Mar, Inc. and Sea Mar Management, Inc. (collectively referred to herein as the "Subsidiary Guarantors") and HSBC Bank USA (formerly known as Marine Midland Bank), as trustee (the "Trustee").

                                    RECITALS

         WHEREAS, Pool Energy Services Co., a Texas corporation ("PESC"), the subsidiary guarantors referred to therein and the Trustee entered into an Indenture, dated as of March 31, 1998, as amended by the First Supplemental Indenture, dated as of March 31, 1998 (as amended, the "First Indenture"), pursuant to which PESC issued $150,000,000 in aggregate principal amount of 8 5/8% Senior Subordinated Notes due 2008 (the "Notes"), the payment of which was guaranteed by such subsidiary guarantors;

         WHEREAS, on November 24, 1999 (i) Starry Acquisition Corp. merged with and into PESC, and as a result PESC became an indirectly wholly-owned subsidiary of Nabors and (ii) PESC changed its state of incorporation and name through a merger with and into NHC (such transactions are collectively referred to as the "Acquisition"), in each case in accordance with Section 5.01 of the First Indenture;

         WHEREAS, in connection with the Acquisition, certain subsidiary guarantors named in the First Indenture merged, dissolved and/or engaged in transactions with an affiliate (together with the Acquisition, the "Transactions"), in each case in accordance with the terms of the First Indenture;

         WHEREAS, the Company, the Subsidiary Guarantors and the Trustee entered into a Second Supplemental Indenture, dated as of December 1, 1999 (together with the First Indenture, the "Indenture") to, among other things, (i) reflect the Acquisition and the change of the name of the issuer of the Notes to "Nabors Holding Company" and the change of its jurisdiction of incorporation to Delaware, (ii) provide for the assumption or reaffirmation of the obligations of PESC to the Holders by the Company, and (iii) reflect the Transactions and provide for the assumption and/or ratification of the obligations of the applicable subsidiary guarantors by the applicable surviving entities, in each case in accordance with the terms of the Indenture;

         WHEREAS, Section 9.02 of the Indenture provides that, with the written consent of the Holders of at least a majority of the principal amount of the Notes then outstanding, the Company, the Subsidiary Guarantors and the Trustee may enter into one or more indentures supplemental to the Indenture for the purpose of adding any provisions to or changing or eliminating any of the provisions of the Indenture or modifying the rights of the Holders of the Notes, subject to certain exceptions specified in Section 9.02 of the Indenture;

         WHEREAS, the Company desires to and has requested that the Trustee enter into this Third Supplemental Indenture to, among other things, (i) provide for the guarantee of the obligations of the Company by the Parent Guarantor;
(ii) provide for the release of the guarantees of the Subsidiary Guarantors; and
(iii) amend and/or eliminate certain provisions of the Indenture and the Note;

         WHEREAS, the Holders of in excess of a majority of the principal amount at the stated maturity of the outstanding Notes have duly consented to the execution and delivery of this Third Supplemental Indenture, pursuant to the Change of Control Offer and Consent Solicitation Statement of the Company, dated December 24, 1999;

         WHEREAS, the execution and delivery of this Third Supplemental Indenture has been duly authorized by the appropriate resolutions of the Board of Directors of the Company, the Parent Guarantor and each of the Subsidiary Guarantors; and



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         WHEREAS, all conditions and requirements necessary to make this Third
Supplemental Indenture a valid, binding and legal instrument enforceable in accordance with its terms have been performed and fulfilled by the parties hereto and the execution and delivery thereof have been in all respects duly authorized by the parties hereto.

         NOW, THEREFORE, in consideration of the above premises, each party hereto agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:


                                   ARTICLE I
                       ADDITION AND RELEASE OF GUARANTEES

         Section 1.1. Addition of Guarantor. The Parent Guarantor unconditionally guarantees the obligations of the Company under the Indenture and the Notes and agrees to be subject to the obligations of a Guarantor under the Indenture and the Notes, each as modified hereby, in accordance with the provisions thereof.

         Section 1.2. Release of Subsidiary Guarantors. The Subsidiary Guarantors are hereby fully and finally released and relieved of any and all obligations under the Indenture, the Notes and any Note Guarantees.

                                   ARTICLE II
                           AMENDMENTS TO THE INDENTURE

         Section 2.1. Amendment to the Introductory Paragraph and Change of Name. The introductory paragraph of the Indenture is amended by being replaced in its entirety with the following:

                  "INDENTURE, dated as of March 31, 1998, by and among Nabors Holdings Company (as further defined below, the 'Company'), Nabors Industries, Inc. (as further defined below, the 'Parent Guarantor') and HSBC Bank USA, a New York banking corporation and trust company, as trustee (the 'Trustee')."


         Section 2.2. Amendments to Article 1 of the Indenture. For all purposes of the Indenture, the following amendments shall be made to Article 1 thereof and elsewhere within the Indenture and the Notes as the context requires:

                  (1) The terms "Subsidiary Guarantor" and "Subsidiary Guarantors" are amended to read "Parent Guarantor" and all verbs or verb tenses following such terms and articles preceding such terms as well as signature blocks shall be deemed to be amended as appropriate to reflect such changes.

                  (2) The terms "Guarantees" and "Guarantors" shall be deemed to mean "Guarantee" and "Guarantor", respectively, as the context requires and all verbs or verb tenses following such terms and articles preceding such terms shall be deemed to be amended to reflect such changes.

                  (3) The term "Company" or "Company's" is hereby deleted in its entirety from the following definitions contained in Section 1.01 of the Indenture and replaced with "Parent Guarantor" or "Parent Guarantor's", as applicable:

                           (a)      Acquired Indebtedness;
                           (b)      Attributable Indebtedness;
                           (c)      Board Resolution;
                           (d)      Cash Equivalents;
                           (e)      Corporate Trust Office;
                           (f)      Designated Senior Indebtedness;
                           (g)      Foreign Subsidiary;
                           (h)      Indebtedness;
                           (i)      Independent Director;
                           (j)      Officer;
                           (k)      Opinion of Counsel;
                           (l)      Permitted Junior Securities;



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                           (m)      Permitted Liens;
                           (n) Refinancing Indebtedness; (o) Restricted Investment;
                           (p)      Restricted Subsidiary;
                           (q)      Senior Indebtedness;
                           (r)      Senior Subordinated Indebtedness;
                           (s)      Significant Subsidiary;
                           (t)      Subordinated Indebtedness;
                           (u)      Subsidiary;
                           (v)      Unrestricted Subsidiary; and
                           (w)      Wholly-Owned Restricted Subsidiary.

                  (4) The following terms and the definitions thereof, as listed in Sections 1.01 and 1.02 of the Indenture, are deleted in their entireties together will all references thereto and any related syntax, as case may be, in the Indenture:

                           (a)      Affiliate Transaction;
                           (b)      Asset Sale;
                           (c)      Asset Sale Offer;
                           (d)      Asset Sale Offer Amount;
                           (e)      Asset Sale Trigger Date;
                           (f)      Consolidated Amortization Expense;
                           (g)      Consolidated Depreciation Expense;
                           (h)      Consolidated Income Tax Expense;
                           (i)      Consolidated Interest Coverage Ratio;
                           (j)      Consolidated Interest Expense;
                           (k)      Consolidated Net Income;
                           (l)      Coverage Ratio Incurrence Condition;
                           (m)      EBITDA; (n) Excess Proceeds;
                           (o)      Existing Indebtedness;
                           (p)      Independent Financial Advisor;
                           (q)      Net Available Proceeds;
                           (r)      Net Proceeds Deficiency;
                           (s)      Net Proceeds Offer Period;
                           (t)      Net Proceeds Purchase Date;
                           (u)      Offered Price;
                           (v)      Payment Amount;
                           (w)      Payment Restriction;
                           (x)      Related Business;
                           (y)      Related Business Investment;
                           (z)      Related Party Agreement;
                           (aa)     Replacement Facility
                           (bb)     Restricted Debt Payment; and
                           (cc)     Restricted Payment.

                  (5) The definition of "Change of Control" is amended by (a) inserting the following phrase at the end of paragraph (i): "(other than such a change resulting from a reorganization transaction which does not result in such a change in the ultimate beneficial ownership of the Parent Guarantor)" and (b) deleting all references to the term "Company" located therein and replacing them with "Parent Guarantor".

                  (6) The definition of "Credit Agreement" is deleted in its entirety and replaced with the following:

                           "Credit Agreement" means the Credit Agreement, dated as of September 7, 1997, by and among the Parent Guarantor, the subsidiary borrowers named therein, Bank of America National Trust and Savings Association, as administrative agent, Wells Fargo Bank (Texas), National Association, as



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         documentation agent, and BancAmerica Securities, Inc., as arranger, together with any additional guarantees thereof and security agreements, as any of the foregoing may be subsequently amended, restated, refinanced, or replaced from time to time, and shall include agreements in respect of Hedging Obligations designed to protect against fluctuations in interest rates and entered into with respect to loans thereunder."

                  (7) In addition to the amendments provided in paragraph (3) of this Section, the definition of "Designated Senior Indebtedness" is amended by deleting clause (i) in its entirety through and including the symbol "(ii)" and replacing it with the following:

                  "Designated Senior Indebtedness" means (i) Indebtedness incurred or permitted to be incurred under the Credit Agreement; (ii) Indebtedness incurred pursuant to the Indenture, dated as of March 1, 1999 (as supplemented by Supplemental No. 1 thereto dated as of March 1, 1999), between the Parent Guarantor and Norwest Bank Minnesota, National Association, as trustee; and (iii)"

                  (8) The definition of "Equity Offering" is amended by: (a) inserting the clause "Parent Guarantor or the" in front of the first occurrence of the term "Company" therein; and (b) replacing the second occurrence of the term "Company" therein with "Parent Guarantor."

                  (9) The definition of "Guarantor" is deleted in its entirety and replaced with:

                  "'Guarantor' means the Parent Guarantor."

                  (10) The term and definition of "Non-Recourse Purchase Money Indebtedness" is deleted in its entirety and replaced with the definition set forth below. In addition, all references to "Non-Recourse Purchase Money Indebtedness" in the Indenture are replaced with "Non-Recourse Indebtedness."

                  "'Non-Recourse Indebtedness' means Indebtedness of the Parent Guarantor or any of its Subsidiaries to the extent that such Indebtedness is non-recourse to the Parent Guarantor or any of its Subsidiaries or any of their respective assets other than the assets specifically secured thereby."

                  (11) The definition of "Offer" and "Offer Period" are amended by deleting the references to "or a Net Proceeds Offer, as the context requires" located therein.

                  (12) The following definition of "Parent Guarantor" is inserted in the appropriate alphabetical order:

                  "'Parent Guarantor' means Nabors Industries, Inc., a Delaware corporation and parent corporation of the Company."

                  (13) The definition of "Permitted Indebtedness" is amended by:

                           (a) deleting all references to "Company" in
                  paragraphs (vi) and (vii) thereof replacing them, in each instance, with: "Parent Guarantor";

                           (b) deleting paragraph (i) thereof in its entirety
                  and replacing it with the following:

                  "(i) Indebtedness of the Parent Guarantor and any Subsidiary thereof under the Credit Agreement;";

                           (c) deleting paragraph (iii) thereof in its entirety
                  and replacing it with the following:

                  "(iii) Indebtedness of the Parent Guarantor and/or its Subsidiaries existing on the date of the Third Supplemental Indenture hereto;";

                           (d) deleting the reference to "or Indebtedness
                  permitted by Section 4.07" from paragraph



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                  (iv) thereof;

                           (e) deleting paragraph (v) thereof in its entirety
                  and replacing it with the following:

                  "(v) Indebtedness of the Company to the Parent Guarantor and Indebtedness of the Parent Guarantor to the Company;";

                           (f) amending paragraph (ix) by deleting the terms
                  "$10.0 million" and "$20.0 million" and replacing them with:
                  "$30.0 million" and "$60.0 million", respectively; and

                           (g) deleting paragraph (x) thereof in its entirety
                  and replacing it with the following:

                  "(x) Acquired Indebtedness."

                  (14) In addition to the amendments provided in paragraph (3) of this Section, the definition of "Permitted Liens" is amended by (a) inserting at the end of paragraph (i) thereof: "or as of the date of the Third Supplemental Indenture hereto", (b) inserting ", (ix)" between the terms "(i)" and "and" in paragraph (iv), (c) deleting paragraph (xii) in its entirety and replacing it with the following: "(xii) Liens securing Non-Recourse Indebtedness;", and (d) deleting the entirety of paragraph (xiii) after the first instance of the term "Acquired Indebtedness."

                  (15) In addition to the amendments provided in paragraph (3) of this Section, the definition of "Refinancing Indebtedness" is amended by inserting the term "150% of" after the clauses: (a) "in a principal amount not in excess of"; and (b) "with a maximum commitment not to exceed".

                  (16) In addition to the amendments provided in paragraph (3) of this Section, the definition of "Senior Indebtedness" is amended by: (a) inserting after the words "Issue Date" located therein: ", as of the date of the Third Supplemental Indenture hereto"; (b) deleting the reference to "not prohibited by Section 4.07" located in clause (iii) thereof; (c) deleting the word "and" which immediately precedes the figures "(v)" located therein; and (d) inserting the following as clause (vi) after the provisions of clause (v):

                  ";and (vi) the principal of and interest on and all other Indebtedness and Obligations related to Designated Senior Indebtedness."

                  (17) The definition of "Significant Subsidiary" is amended by deleting the reference to: ", except all references to '10 percent' in such definition shall be changed to '2 percent'".

                  (18) The definition of "Unrestricted Subsidiary" is amended by deleting from the third sentence thereof, the following phrases: (i) the phrase that begins with: "and any such designation" and ends with "the dates of such designation,"; and (ii) the phrase that begins with: "and the incurrence" and ends with "Coverage Ratio Incurrence Condition and (y)".

         Section 2.3. Amendments to Article 2 of the Indenture. Section 2.13 is amended by deleting the reference to "Sections 4.15 or 4.16" and replacing it with "Section 4.15."

         Section 2.4. Amendments to Article 3 of the Indenture. For all purposes of the Indenture, the following amendments shall be made to Article 3:


                  (1) Section 3.01 is amended by deleting the references to "Section 4.15 or 4.16" and "Section 4.15 or 4.16, as the case may be" and replacing them with "Section 4.15."

                  (2) Section 3.08(a) is amended by: (a) deleting the clause "or Asset Sale Trigger Date" from the first sentence thereof; (b) deleting, in all instances, the clause "or 4.16, as the case may be"; and (c) deleting the clause "or Asset Sale, as the case may be" from clause (1) of paragraph (a).



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                  (3) Section 3.08(b) is amended by deleting the text of clause
(i)(y) thereof and inserting in its place the following: "[Intentionally Omitted]".

                  (4) Section 3.08(d) is amended by deleting from clause (i) thereof the phrase "or Offered Price, as the case may be".

                  (5) Section 3.08(f) is amended by deleting the clause "Section 3.08, Section 4.15 or Section 4.16" and replacing it with "Section 3.08 or
Section 4.15".

         Section 2.5. Amendments to Article 4 of the Indenture. For all purposes of the Indenture, the following amendments shall be made to Article 4: (1) Sections 4.05, 4.07, 4.08, 4.09, 4.10, 4.13, 4.16 and 4.17 of the Indenture are
hereby deleted in their entireties, together with any references thereto in the Indenture. "[Intentionally Omitted]" shall be inserted in place of the text of such Sections; and (2) Section 4.02 is amended by: (a) deleting both references to "the Company and the Subsidiary Guarantors" located in the first sentence thereof, and (b) inserting, after the reference to "Exchange Act" located in the first sentence thereof, the following: "(including therein any summary or other information with respect to the Company as may be required thereby taking into account the guarantee by the Parent Guarantor) if the Parent Guarantor was".

         Section 2.6. Amendment to Article 5 of the Indenture. Each and every occurrence of the term "Company" in Section 5.01 of the Indenture is hereby amended to read: "Parent Guarantor" and the text of clauses (x)(2) and (y) thereof are deleted in their entireties and, in each instance, replaced with "[Intentionally Omitted]".

         Section 2.7. Amendment to Article 6 of the Indenture. For all purposes of the Indenture, the following amendments shall be made to Article 6: (1)
Section 6.01 is amended by (a) deleting from paragraph (a)(iii) thereof the reference to: "or a Net Proceeds Offer" and (b) deleting the reference to "Sections 4.15 and 4.16, respectively" and replacing it with "Section 4.15"; (2)
Section 6.01 is amended by deleting paragraphs (a)(v) and (vi) thereof in their entireties and replacing them with the following: "[Intentionally Omitted]"; (3)
Section 6.01 is amended by deleting from paragraph (a)(viii) the word "Company" and replacing it with "Parent Guarantor"; (4) Section 6.02 is amended by inserting in paragraph (a) and (b) thereof the following clause after each occurrence of the word "Company": "or the Parent Guarantor" in all instances therein. (5) Section 6.10 is amended by inserting immediately after the clause "to the Company", the following: "or the Parent Guarantor". (6) Section 6.12 of the Indenture is deleted in its entirety, together with any references thereto. "[Intentionally Omitted]" shall be inserted in place of the text in such Section.

         Section 2.8. Amendments to Article 11 of the Indenture. For all purposes of the Indenture, the following amendments shall be made to Article 11:

                  (1) Sections 11.04 and 11.05 of the Indenture are deleted in their entireties, together with any references thereto. "[Intentionally Omitted]" shall be inserted in place of the text of such Sections.

                  (2) Section 11.06 of the Indenture is amended by:



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                  (i) deleting all references to "Subsidiary Guarantor" or
         "Subsidiary Guarantors" located therein, including the reference in the heading thereof, and replacing them with "Company";

                  (ii) inserting the word "not" between the words "may" and "consolidate" contained in the second line thereof;

                  (iii) making all conforming changes required to articles, verbs and verb tenses;

                  (iv) amending paragraph (a) by deleting the phrase, "subject to the provisions of Section 11.07 hereof," and references to, "this Indenture and such Subsidiary Guarantor's Note Guarantee" located in the last line of paragraph (a) thereof and replacing it with "and this Indenture.";

                  (v) deleting from paragraph (c) thereof, the phrase beginning with the word "immediately" and ending with the word "met"; and

                  (vi) deleting the last paragraph of Section 11.06 in its entirety and replacing it with following:

                           "Except as set forth in Articles 4 and 5 hereof,
                  nothing contained in this Indenture shall prevent any consolidation or merger of the Company with or into the Parent Guarantor, or shall prevent any sale or conveyance of the property of the Company as an entirety or substantially as an entirety to the Parent Guarantor."

                  (3) Section 11.07 of the Indenture is deleted in its entirety together with any references thereto in the Indenture and replaced with "[Intentionally Omitted]."

         Section 2.9. Conforming Changes. The provisions of the Indenture and all Exhibits thereto shall be deemed revised to make all conforming changes as well as changes to articles, verbs, verb tenses, singular and plural word forms, syntax and other word forms or usage as may be necessary to accomplish the intent of this Third Supplemental Indenture and as the context of such provisions require.

                                  ARTICLE III
                                NOTATION OF NOTES

         Notes authenticated and delivered for transfer or exchange of outstanding Notes after the Effective Time (as defined below), and all Notes presented or delivered to the Trustee on after such date for the purpose of being stamped, shall be stamped (unless textually revised as hereinafter provided) by the Trustee with a notation substantially in the form as follows:

                           "THE INDENTURE DATED AS OF MARCH 31, 1998 REFERRED TO IN THIS NOTE HAS BEEN AMENDED BY A FIRST SUPPLEMENTAL INDENTURE DATED AS OF MARCH 31, 1998, A SECOND SUPPLEMENTAL INDENTURE DATED AS OF DECEMBER 1, 1999, AND A THIRD SUPPLEMENTAL INDENTURE DATED AS OF FEBRUARY 14, 2000, PURSUANT TO WHICH CERTAIN PROVISIONS OF THE INDENTURE HAVE BEEN AMENDED, ELIMINATED OR OTHERWISE MODIFIED AS SET FORTH IN SUCH FIRST, SECOND AND THIRD SUPPLEMENTAL INDENTURES. COPIES OF THE FIRST, SECOND AND THIRD SUPPLEMENTAL INDENTURES ARE ON FILE WITH, AND AVAILABLE ON REQUEST FROM, THE TRUSTEE AND THE COMPANY."



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Any Notes hereafter authenticated or delivered may be textually revised, making changes in phraseology and form (but not in substance) as may be appropriate so as to conform, in the opinion of the Trustee and the Company, to modifications made by this Third Supplemental Indenture.


                                   ARTICLE IV
                                  MISCELLANEOUS

         Section 4.1. Capitalized Terms. Capitalized terms used herein and not otherwise defined have the meaning set forth in the Indenture.

         Section 4.2. Operation of Third Supplemental Indenture. This Third Supplemental Indenture will become effective as of the date hereof.

         Section 4.3. Conflict with the Trust Indenture Act. If any provision of this Third Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that is required under such Act to be part of and govern this Third Supplemental Indenture, the latter provision of the Trust Indenture Act shall control. If any provision hereof modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision of the Trust Indenture Act shall be deemed to apply to this Third Supplemental Indenture, as so modified or excluded, as the case may be.

         Section 4.4. Notes Deemed Conformed. As of the Effective Time, the provisions of each Note then outstanding shall be deemed to be conformed, without the necessity for any reissuance or exchange of such Note or any other action on the part of the Holders, the Company, the Parent Guarantor or the Trustee, so as to reflect this Third Supplemental Indenture.

         Section 4.5. Mutatis Mutandis. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same definition ascribed to them as in the Indenture. The Indenture shall be deemed to have such other changes as to grammar, tense, syntax and like concepts as shall be necessary to effect the changes contemplated herein.

         Section 4.6. No Additional Trustee Obligations. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Third Supplemental Indenture. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

         Section 4.7. Successors. All agreements of the Company, the Parent Guarantor and the Trustee in this Third Supplemental Indenture and in the Indenture shall bind their respective successors.

         Section 4.8. Benefits of Third Supplemental Indenture. Nothing in this Third Supplemental Indenture, express or implied, shall give to any person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Third Supplemental Indenture or the Indenture.

         Section 4.9. Severability. In case any provision in this Third Supplemental Indenture, or in the Indenture, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.



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         Section 4.10. Headings. The Section headings of this Third Supplemental
Indenture have been inserted for convenience of reference only, are not to be considered a part of this Third Supplemental Indenture and shall not modify or restrict any of the terms or provisions hereof.

         Section 4.11. Multiple Originals. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         Section 4.12. The Trustee. The Trustee is not responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

         Section 4.13. Governing Law. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS THIRD SUPPLEMENTAL INDENTURE.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first above written.

                              COMPANY:
                              NABORS HOLDING COMPANY (formerly known as POOL ENERGY SERVICES CO.)


                              By:  /s/ Daniel McLachlin
                                   ---------------------------------------------
                                   Name:  Daniel McLachlin
                                   Title: Secretary

                              GUARANTORS:
                              ASSOCIATED PETROLEUM SERVICES, INC.
                              INTERNATIONAL AIR DRILLING COMPANY
                              KUUKPIK - POOL ARCTIC ALASKA
                                   By:  Pool Alaska, Inc., d/b/a Pool Arctic
                                        Alaska
                              POOL ALASKA, INC.
                              POOL AMERICAS, INC.
                              POOL-AUSTRALIA, INC.
                              POOL COMPANY
                              POOL COMPANY TEXAS, LTD.
                                   By:  Pool Well Services Co., General Partner
                              POOL INTERNATIONAL, INC.
                              POOL WELL SERVICES CO.
                              PTX, INC.
                              SEA MAR, INC.
                              SEA MAR MANAGEMENT, INC.

                              By:  /s/ Daniel McLachlin
                                   ---------------------------------------------
                                   Name:  Daniel McLachlin
                                   Title: Secretary


                              PCNV, INC.

                              By:  /s/ Jay Weidenbach
                                   ---------------------------------------------
                                   Name:  Jay Weidenbach
                                   Title: Secretary



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                              PARENT GUARANTOR:
                              NABORS INDUSTRIES, INC.


                              By:  /s/ Anthony G. Petrello
                                   ---------------------------------------------
                                   Name:  Anthony G. Petrello
                                   Title: President and Chief Operating Officer



                              TRUSTEE:
                              HSBC BANK USA, as Trustee


                              By:  /s/ Frank J. Godino
                                   ---------------------------------------------
                                   Name:  Frank J. Godino
                                   Title: Vice President



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